EXHIBIT 10.1

GENPREX, INC.

Amendment No. 1 to Stock Option Agreement

This Amendment No. 1 to Stock Option Agreement (this “Amendment”) is made as of March 18, 2020 (the “Effective Date”) by and between Genprex, Inc., a Delaware corporation (the “Company”), and David Friedman (the “Optionee”). Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Company’s 2018 Equity Incentive Plan (the “Plan”) and the Option Agreement (as defined below) with respect to the Option (as defined below), each of which is made a part of this document.

RECITALS

WHEREAS, on December 30, 2019, the Company granted to Optionee an option to purchase 68,376 shares of the Company’s Common Stock under the Plan (the “Option”);

WHEREAS, the Company and the Optionee have entered into a Notice of Stock Option Grant and Stock Option Agreement (the “Option Agreement”) setting forth the terms and conditions of the Option, including the Vesting Schedule (as set forth in the Option Agreement); and

WHEREAS, the Company and the Optionee desire to amend the Vesting Schedule to accelerate the vesting of the Option so that the Option is fully vested on the Effective Date;

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.     Amendment of Option Agreement. The Vesting Schedule of the Option Agreement is hereby amended and restated to read in its entirety as follows:

Vesting Schedule:

This Option will be exercisable to the extent vested on the following schedule:

One hundred percent (100%) of the Shares subject to the Option shall vest upon the date of grant of the Option.

2.     Miscellaneous. Any amendment, change, modification or termination of this Amendment may be made only in an express written contract executed by the Optionee and a duly authorized officer of the Company. Except as set forth herein, the Option Agreement shall continue in full force and effect. This Amendment may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment is governed by the internal substantive laws but not the choice of law rules of the State of Delaware.

GENPREX, INC. By: Rodney Varner, CEO	OPTIONEE David Friedman